EXHIBIT 10.2

SECOND AMENDMENT TO THE HORIZON BANCORP

2005 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(Effective as of January 1, 2005)

WHEREAS, Horizon Bancorp (the “Company”) maintains the Horizon Bancorp 2005 Supplemental Executive Retirement Plan (Effective as of January 1, 2005) (the “Plan”) for the benefit of certain eligible employees of the Company, Horizon Bank, N.A. and any other affiliated company that adopts the Plan; and

WHEREAS, pursuant to the authority contained in Section 8.1 of the Plan, the Company has reserved the right to amend the Plan by action of the Board; and

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the Plan should be amended to (a) clarify that the assets of a grantor trust used for the Plan may be invested in common stock of the Company (“Company Stock”); (b) reflect that certain participants in the SERP are not permitted to receive matching contributions as a result of the Company’s participation in the United States Treasury’s TARP Capital Purchase Program; and (c) allow for the deferral of designated awards of restricted stock under the Horizon Bancorp 2003 Omnibus Equity Incentive Plan into the Plan upon vesting of the restricted stock; and

WHEREAS, allowing participants’ accounts in the Plan to be invested in Company Stock will more closely align participants’ interests with the Company’s shareholders; and

WHEREAS, pursuant to the authority contained in Section 8.1 of the Plan, the Company has reserved the right to amend the Plan by action of the Board;

NOW, THEREFORE, pursuant to the powers reserved to the Board under Section 8.1 of the Plan, and delegated to the undersigned individuals, the Plan is hereby amended, effective as of January 1, 2010, in the following particulars:

1.	By removing the term “Matching Contribution” from the table of definitions in Section 1.6.

2.	By alphabetically adding the following terms to the table of definitions in Section 1.6.

“Company Stock Executive Omnibus Plan Restricted Stock TARP Rules	3.3(e) 3.3(e) 3.3(e) 3.3(e) 3.3(e)”

3.	By replacing subsection 3.3(a) in its entirety to read as follows:

“(a)	Amount of Company Matching Contribution. Subject to subsection 3.3(e), the Company and its Affiliates may, as determined by the Committee, in its sole discretion, make ‘Company Matching Contributions’ to Participant Accounts each Plan Year, in an amount determined by the Committee in its sole discretion.”

4.	By adding a new subsection 3.3(e) to read as follows:

“(e)	Notwithstanding the foregoing, the Company will not make any Company Matching Contributions to a Participant who is one of the five most highly compensated employees of the Company and Horizon Bank (an ‘Executive’) during the time period the Company and Horizon Bank are prohibited from paying a ‘bonus’ to an Executive pursuant to Section 111 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 and related guidance issued by the federal government (collectively, the ‘TARP Rules’).

In lieu of Company Matching Contributions to Executives, the Company will award shares of restricted stock (‘Restricted Stock’) under the Horizon Bancorp 2003 Omnibus Equity Incentive Plan (the ‘Omnibus Plan’) in an amount equal in value to the Company Matching Contributions the Executives would have received but for the TARP Rules. All awards of Restricted Stock in lieu of Company Matching Contributions will be made in accordance with the TARP Rules. When an award of Restricted Stock becomes vested pursuant to the terms of the award agreement between the Executive and the Company, the underlying shares of common stock of the Company (‘Company Stock’) will automatically be deferred into the Executives’ Accounts and will be subject to the terms of the Plan.”

5.	By adding a new subsection 3.4(c) to read as follows:

“(c)	Notwithstanding the foregoing, a Participant who is an Executive is not permitted to receive a Supplemental Contribution during the time period the TARP Rules prohibit such a contribution.”

6.	By adding a new Section 4.8 to read as follows:

“Section 4.8 Legend on Certificates. The Committee, in its sole discretion, may require the placement of a legend on certificates to give appropriate notice of such restrictions. For example, the Committee may determine that some certificates will bear the following legend:

THE SALE, PLEDGE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER UNDER FEDERAL AND STATE SECURITIES LAWS.”

7.	By adding the following sentence to the end of Section 7.2:

“To the extent permitted by a trust established pursuant to this Section, the assets of the trust may be invested in Company Stock.”

8.	By deleting Section 7.3 in its entirety.

IN WITNESS WHEREOF, the undersigned officers of the Company have caused this Second Amendment to be executed this 15th day of December, 2009, but effective as of January 1, 2010.

HORIZON BANCORP

By:	/s/ Craig m. Dwight
Craig M. Dwight, President and Chief Executive Officer

ATTEST

By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer